Exhibit 107

Calculation of Filing Fee Table

Form S-8

Castle Biosciences, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2019 Equity Incentive Plan, Common Stock, $0.001 per share	Other	1,424,159	$26.55	$37,811,421.45	$0.0001531	$5,788.93
2	Equity	2019 Employee Stock Incentive Plan, Common Stock, $0.001 per share	Other	284,831	$26.55	$7,562,263.05	$0.0001531	$1,157.78
Total Offering Amounts:						$45,373,684.50		$6,946.71
Total Fee Offsets:								$0.00
Net Fee Due:								$6,946.71

Offering Note
1	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock, par value $0.001 per share (“Common Stock”) of Castle Biosciences, Inc. (the “Registrant”) that become issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on February 20, 2025, which date is within five business days prior to the filing of this Registration Statement. Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Plan on January 1, 2025 pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 Plan will be automatically increased by an amount equal to the lesser of: (a) 5% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate prior to the applicable January 1st.
2	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on February 20, 2025, which date is within five business days prior to the filing of this Registration Statement. Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 ESPP on January 1, 2025 pursuant to an “evergreen” provision contained in the 2019 ESPP. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 ESPP will be automatically increased by an amount equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 411,935 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.